UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): February 15, 2011
Cousins Properties Incorporated
(Exact name of registrant as specified in its charter)
Georgia
(State or other jurisdiction of incorporation)
001-11312
(Commission File Number)
58-0869052
(IRS Employer Identification Number)
191 Peachtree Street NE, Suite 500, Atlanta, Georgia 30303-1740
(Address of principal executive offices)
Registrant’s telephone number, including area code: (404) 407-1000
191 Peachtree Street NE, Suite 3600, Atlanta, GA 30303-1740
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
On February 15, 2011, the Board of Directors of Cousins Properties Incorporated (the “Company”) increased the size of the Board from nine to ten Directors and elected R. Dary Stone, the Vice Chairman of the Company, to the Board, effective as of March 2, 2011.
In addition, Mr. Stone will resign as Vice Chairman of the Company, effective as of the close of business on March 1, 2011. In connection with this resignation, Mr. Stone’s shares of restricted stock and his restricted stock units that are not vested on March 1, 2011 will vest on such date. Also, Mr. Stone’s stock options granted to him on February 16, 2009 that are not vested on March 1, 2011 will vest fully, and such stock options will be modified to permit him to exercise such options through the original stated term.
As a non-employee Director, Mr. Stone will receive the Company’s standard non-employee Director compensation (pro-rated as appropriate) beginning March 2, 2011.
The Company’s press release dated February 17, 2011 is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits
(d) Exhibits
The following exhibits are filed herewith:

Exhibit No.	Description
99.1	Press Release dated February 17, 2011.

Signatures
Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: February 17, 2011

COUSINS PROPERTIES INCORPORATED
By:	/s/ Robert M. Jackson
Robert M. Jackson
Senior Vice President, General Counsel and Corporate Secretary